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                                                                     Exhibit 4.2

                             SUPPLEMENTAL INDENTURE

       Supplemental Indenture (this "SUPPLEMENTAL INDENTURE"), dated as of July 30, 2004, by and among The Jean Coutu Group (PJC) Inc., a corporation organized under the laws of Quebec (the "Company"), the Company's subsidiaries listed on Schedule A hereto (collectively, the "NEW GUARANTORS"), the Company's subsidiaries listed on Schedule B hereto (collectively the "EXISTING GUARANTORS") and The Bank of New York, a Delaware banking corporation, as trustee under the Indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

       WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an indenture (the "INDENTURE"), dated as of July 30, 2004 providing for the issuance of 7.625% Senior Securities due 2012 (the "SECURITIES");

       WHEREAS, the Indenture provides that, without the consent of any Holders, the Company and the Exiting Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into indentures supplemental thereto or agreements or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, for the purpose of adding a Guarantor;

       WHEREAS, each New Guarantor wishes to guarantee the Securities pursuant to the Indenture;

       WHEREAS, pursuant to the Indenture the Company, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this Supplemental Indenture for the purposes stated herein; and

       WHEREAS, all things necessary have been done to make this Supplemental Indenture, when executed and delivered by the Company, the Existing Guarantors, and each New Guarantor, the legal, valid and binding agreement of the Company, the Existing Guarantors, and each New Guarantor, in accordance with its terms.

       NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each New Guarantor, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

   1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

   2. GUARANTEE. Each New Guarantor hereby agrees to guarantee the Indenture and the Securities related thereto pursuant to the terms and conditions of Article Fourteen of the Indenture, such Article Fourteen being incorporated by reference herein as if set forth at

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       length herein (each such guarantee, a "GUARANTEE") and such New Guarantor agrees to be bound as a Guarantor under the Indenture as if it had been an initial signatory thereto.

   3. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES OR STOCKHOLDERS. No director, officer, employee, member or stockholder of any New Guarantor, as such, will have any liability for any obligations of the Company, the New Guarantors or the Existing Guarantors under the Securities, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases the Company and each New Guarantor from all such liability. The waiver and release are part of the consideration for issuance of the Securities.

   4. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

   5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

   6. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

   7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, the New Guarantors and the Existing Guarantors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

       Dated:  July 30, 2004


                                   THE JEAN COUTU GROUP (PJC) INC.


                                   By: /s/ Francois Jean Coutu
                                      --------------------------------------
                                        Francois Jean Coutu, as President
                                        and Chief  Executive Officer


                                   BROOKS PHARMACY, INC.
                                   JCG HOLDINGS (USA), INC.
                                   JEAN COUTU ACQUISITION ONE, INC.
                                   JEAN COUTU ACQUISITION TWO, INC.
                                   JEAN COUTU ACQUISITION THREE, INC.
                                   MAXI DRUG NORTH, INC.
                                   MAXI DRUG, INC.
                                   MAXI GREEN INC.
                                   MC WOONSOCKET, INC.
                                   P.J.C. DISTRIBUTION, INC.
                                   P.J.C. OF VERMONT INC.
                                   P.J.C. REALTY CO., INC.
                                   PJC LEASE HOLDINGS, INC.
                                   PJC OF CRANSTON, INC.
                                   PJC OF EAST PROVIDENCE, INC.
                                   PJC OF MASSACHUSETTS, INC.
                                   PJC OF RHODE ISLAND, INC.
                                   PJC OF WEST WARWICK, INC.
                                   PJC REALTY MA, INC.
                                   PJC SPECIAL REALTY HOLDINGS, INC.
                                   THE JEAN COUTU GROUP (PJC) USA, INC.


                                   By: /s/ Michel Coutu
                                      -----------------------------------------
                                      Michel Coutu, as President of each

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                                   PJC ARLINGTON REALTY LLC
                                   PJC DORCHESTER REALTY LLC
                                   PJC ESSEX REALTY LLC
                                   PJC HAVERHILL REALTY LLC
                                   PJC HYDE PARK REALTY LLC
                                   PJC MANCHESTER REALTY LLC
                                   PJC MANSFIELD REALTY LLC
                                   PJC NEW LONDON REALTY LLC
                                   PJC NORWICH REALTY LLC
                                   PJC PETERBOROUGH REALTY LLC
                                   PJC PROVIDENCE REALTY LLC
                                   PJC REVERE REALTY LLC

                                   By: PJC SPECIAL REALTY HOLDINGS, INC., a
                                   Delaware corporation, as Sole Member of each


                                     By: /s/ Michel Coutu
                                        ---------------------------------------
                                        Michel Coutu, as President


                                   MAXI DRUG SOUTH, L.P.

                                   By: MAXI DRUG, INC., a Delaware corporation,
                                   its General Partner


                                     By: /s/ Michel Coutu
                                        ---------------------------------------
                                        Michel Coutu, as President


                                   PJC REALTY N.E. LLC
                                   JEAN COUTU GROUP HOLDINGS (USA),
                                   LLC

                                   By: THE JEAN COUTU GROUP (PJC) USA,
                                   INC., a Delaware corporation, its Sole Member


                                     By: /s/ Michel Coutu
                                       ----------------------------------------
                                       Michel Coutu, as President

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                                   3090671 NOVA SCOTIA COMPANY
                                   3090672 NOVA SCOTIA COMPANY
                                   CENTRE D'INFORMATION RX LTEE./
                                     RX INFORMATION CENTRE LTD.
                                   PATERSON'S PHARMACIES LIMITED
                                   SERVICES SECURIVOL INC.


                                   By: /s/ Andre Belzile
                                      -----------------------------------------
                                      Andre Belzile, as Authorized Signatory


                                   ECKERD CORPORATION
                                   ECKERD FLEET, INC.
                                   EDC DRUG STORES, INC.
                                   EDC LICENSING, INC.
                                   GENOVESE DRUG STORES, INC.
                                   THRIFT DRUG, INC.
                                   THRIFT DRUG SERVICES, INC.


                                   By: /s/ Michel Coutu
                                     ------------------------------------------
                                     Michel Coutu, as President of each


                                   THE BANK OF NEW YORK, as Trustee

                                   By: /s/ Rito Khanna
                                      -----------------------------------------
                                           Authorized Signatory